UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 23, 2017

Commission File Number	Exact name of registrant as specified in its charter; address of principle executive officers; telephone number including area code	State or other jurisdiction of Incorporation	I.R.S. Employer Identification No.
1-16163	WGL Holdings, Inc. 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-2000	Virginia	52-2210912
0-49807	Washington Gas Light Company 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-4440	District of Columbia and Virginia	53-0162882
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement
On June 23, 2017, WGL Holdings, Inc. (“WGL Holdings”) entered into a Second Amendment to Credit Agreement and Commitment Increase (the “WGL Holdings Amendment”) and Washington Gas Light Company (“Washington Gas”) entered into a Second Amendment to Credit Agreement (the “Washington Gas Amendment” and, together with the WGL Holdings Amendment, the “Amendments”) relating to their respective Credit Agreements, each dated April 3, 2012 (each as amended December 19, 2014 and as modified by the relevant Amendment, a “Credit Facility” and, together, the “Credit Facilities”).
Pursuant to the Amendments, the Required Lenders (as defined in each the Credit Facility) have provided their consent to the merger of WGL Holdings and AltaGas Ltd. (“AltaGas”) pursuant to the Agreement and Plan of Merger dated January 25, 2017 by and among WGL Holdings, AltaGas and Wrangler Inc., an indirect, wholly-owned subsidiary of AltaGas Ltd. (“Merger Sub”), pursuant to which WGL Holdings will merge with and into Merger Sub and become an indirect, wholly-owned subsidiary of AltaGas.
In addition, the WGL Holdings Amendment permits an increase in the amount WGL Holdings can borrow under the Credit Facility for WGL Holdings from $450 million to $650 million. The amount that can be borrowed under the Washington Gas Credit Facility remains unchanged. The applicable interest rates under the WGL Holdings and Washington Gas Credit Facilities remain unchanged.
The Amendments also include updates to certain defined terms and the addition of language requested by the lenders related to the European Union’s “Bail-In Legislation.”
The lenders under the Credit Facilities are Wells Fargo Bank, National Association; The Bank of Tokyo-Mitsubishi UFJ, Ltd.; Branch Banking and Trust Company; TD Bank, N.A.; Royal Bank of Canada; U.S. Bank National Association; and the Bank of New York Mellon. In addition, pursuant to the WGL Holdings Amendment, the Bank of Nova Scotia was added as a lender to the WGL Holdings Credit Facility.
There are no material relationships between any of the lenders under each respective Credit Facility, on the one hand, and WGL Holdings, Washington Gas or any of their affiliates, on the other.
The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendments. The Amendments are attached as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.
ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth in Item 1.01 above relating to the Credit Facilities, as modified by the Amendments, is incorporated by reference into this Item 2.03.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

The following exhibits are furnished herewith:

Exhibit No.	Description

10.1
Second Amendment to Credit Agreement and Commitment Increase, dated June 23, 2017, between WGL Holdings, Inc., the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent for the Lenders.

10.2
Second Amendment to Credit Agreement, dated June 23, 2017, between Washington Gas Light Company, the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent for the Lenders.

 SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc.
and
Washington Gas Light Company
(Registrants)

Date: June 29, 2017	/s/ William R. Ford
William R. Ford
Vice President & Chief Accounting Officer
(Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1
Second Amendment to Credit Agreement and Commitment Increase, dated June 23, 2017, between WGL Holdings, Inc., the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent for the Lenders.

10.2
Second Amendment to Credit Agreement, dated June 23, 2017, between Washington Gas Light Company, the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent for the Lenders.